Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated March 12, 2010, relating to the financial statements and financial statement schedules of Allstate Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in Allstate Life Insurance Company’s recognition and presentation for other-than-temporary impairments of debt securities in 2009), appearing in this Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2009.

Registration Statements

Form S-3 Registration Nos.	Form N-4 Registration Nos.
333-150286	333-102934
333-150577	333-114560
333-150583	333-114561
333-156064	333-114562
333-157311	333-121687
333-157314	333-121691
333-157318	333-121692
333-157319	333-121693
333-157320	333-121695
333-157331	333-121697
333-157332
333-157334
333-158182
333-159317

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 12, 2010